                                                                     EXHIBIT 4.4

================================================================================





                              ORYX ENERGY COMPANY

                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY
                                    Trustee

                            _______________________



           Indenture Relating to Senior Subordinated Debt Securities

                         Dated as of __________________



                            _______________________





================================================================================

                              ORYX ENERGY COMPANY
               Reconciliation and tie between Sections 310-318(a)
                   of the Trust Indenture Act of 1939 and the
           Indenture relating to Senior Subordinated Debt Securities, dated as of _________ __, ____


  Trust
Indenture                                             Indenture
Act Section                                            Section
------------                                         -------------
310(a)(1)         . . . . . . . . . . . . . . . . .  609
   (a)(2)         . . . . . . . . . . . . . . . . .  609
   (a)(3)         . . . . . . . . . . . . . . . . .  Not Applicable
   (a)(4)         . . . . . . . . . . . . . . . . .  Not Applicable
   (b)            . . . . . . . . . . . . . . . . .  608
311(a)            . . . . . . . . . . . . . . . . .  613(a)
   (b)            . . . . . . . . . . . . . . . . .  613(b)
   (b)(2)         . . . . . . . . . . . . . . . . .  703(a)(2)
                                                     703(b)
   (c)            . . . . . . . . . . . . . . . . .  Not Applicable
312(a)            . . . . . . . . . . . . . . . . .  701
                                                     702(a)
   (b)            . . . . . . . . . . . . . . . . .  702(b)
   (c)            . . . . . . . . . . . . . . . . .  702(c)
313(a)            . . . . . . . . . . . . . . . . .  703(a)
   (b)            . . . . . . . . . . . . . . . . .  703(b)
   (c)            . . . . . . . . . . . . . . . . .  703(a)
                                                     703(b)
   (d)            . . . . . . . . . . . . . . . . .  703(c)
314(a)            . . . . . . . . . . . . . . . . .  704
   (b)            . . . . . . . . . . . . . . . . .  Not Applicable
   (c)(1)         . . . . . . . . . . . . . . . . .  102
   (c)(2)         . . . . . . . . . . . . . . . . .  102
   (c)(3)         . . . . . . . . . . . . . . . . .  Not Applicable
   (d)            . . . . . . . . . . . . . . . . .  Not Applicable
   (e)            . . . . . . . . . . . . . . . . .  102
315(a)            . . . . . . . . . . . . . . . . .  601(a)
                                                     601(c)
   (b)            . . . . . . . . . . . . . . . . .  602
                                                     703(a)(6)
   (c)            . . . . . . . . . . . . . . . . .  601(b)
   (d)            . . . . . . . . . . . . . . . . .  601
   (d)(1)         . . . . . . . . . . . . . . . . .  601(a)(1)
   (d)(2)         . . . . . . . . . . . . . . . . .  601(c)(2)
   (d)(3)         . . . . . . . . . . . . . . . . .  601(c)(3)
   (e)            . . . . . . . . . . . . . . . . .  514
316(a)            . . . . . . . . . . . . . . . . .  101
   (a)(1)(A)      . . . . . . . . . . . . . . . . .  502
                                                     512
   (a)(1)(B)      . . . . . . . . . . . . . . . . .  513
   (a)(2)         . . . . . . . . . . . . . . . . .  Not Applicable
   (b)            . . . . . . . . . . . . . . . . .  508
317(a)(1)         . . . . . . . . . . . . . . . . .  503
   (a)(2)         . . . . . . . . . . . . . . . . .  504
   (b)            . . . . . . . . . . . . . . . . .  1005
318(a)            . . . . . . . . . . . . . . . . .  107

___________________________
NOTE: This reconciliation and the tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                            RECITALS OF THE COMPANY

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .    1
              Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Authenticating Agent  . . . . . . . . . . . . . . . . . . . .    2
              Board of Directors  . . . . . . . . . . . . . . . . . . . . .    2
              Board Resolution  . . . . . . . . . . . . . . . . . . . . . .    2
              Business Day  . . . . . . . . . . . . . . . . . . . . . . . .    2
              Commission  . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Company   . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Company Request   . . . . . . . . . . . . . . . . . . . . . .    2
              Corporate Trust Office  . . . . . . . . . . . . . . . . . . .    2
              Corporation   . . . . . . . . . . . . . . . . . . . . . . . .    3
              Defaulted Interest  . . . . . . . . . . . . . . . . . . . . .    3
              Depository  . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Dollar or $   . . . . . . . . . . . . . . . . . . . . . . . .    3
              Event of Default  . . . . . . . . . . . . . . . . . . . . . .    3
              Global Security   . . . . . . . . . . . . . . . . . . . . . .    3
              Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Indenture   . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Interest Payment Date   . . . . . . . . . . . . . . . . . . .    3
              Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Officers' Certificate   . . . . . . . . . . . . . . . . . . .    3
              Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .    3
              Original Issue Discount Security  . . . . . . . . . . . . . .    4
              Oryx U.K. Energy  . . . . . . . . . . . . . . . . . . . . . .    4
              Outstanding   . . . . . . . . . . . . . . . . . . . . . . . .    4
              Partnership   . . . . . . . . . . . . . . . . . . . . . . . .    5
              Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . .    5
              Person  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Place of Payment  . . . . . . . . . . . . . . . . . . . . . .    5
              Predecessor Security  . . . . . . . . . . . . . . . . . . . .    5
              Redemption Date   . . . . . . . . . . . . . . . . . . . . . .    5
              Redemption Price  . . . . . . . . . . . . . . . . . . . . . .    5
              Regular Record Date   . . . . . . . . . . . . . . . . . . . .    5
              Representative  . . . . . . . . . . . . . . . . . . . . . . .    5
              Responsible Officer   . . . . . . . . . . . . . . . . . . . .    5
              Restricted Property   . . . . . . . . . . . . . . . . . . . .    5
              Restricted Subsidiary   . . . . . . . . . . . . . . . . . . .    6
              Security  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Security Register   . . . . . . . . . . . . . . . . . . . . .    6

              Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . .    6
              SOLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Special Record Date   . . . . . . . . . . . . . . . . . . . .    6
              Stated Maturity   . . . . . . . . . . . . . . . . . . . . . .    7
              Stockholders' Equity  . . . . . . . . . . . . . . . . . . . .    7
              Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Trust Indenture Act   . . . . . . . . . . . . . . . . . . . .    7
              Vice President  . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION 102.  Compliance Certificates and Opinions.   . . . . . . . . . . .    7
SECTION 103.  Form of Documents Delivered to Trustee.   . . . . . . . . . .    8
SECTION 104.  Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . .    9
SECTION 105.  Notices, Etc., to Trustee and Company.  . . . . . . . . . . .   10
SECTION 106.  Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . .   10
SECTION 107.  Conflict with Trust Indenture Act.  . . . . . . . . . . . . .   10
SECTION 108.  Effect of Headings and Table of Contents.   . . . . . . . . .   11
SECTION 109.  Successors and Assigns.   . . . . . . . . . . . . . . . . . .   11
SECTION 110.  Separability Clause.  . . . . . . . . . . . . . . . . . . . .   11
SECTION 111.  Benefits of Indenture.  . . . . . . . . . . . . . . . . . . .   11
SECTION 112.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 113.  Legal Holidays.   . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 114.  No Security Interest Created.   . . . . . . . . . . . . . . .   12

                                   ARTICLE TWO
                                 SECURITY FORMS

SECTION 201.  Forms Generally.  . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 202.  Form of Face of Security.   . . . . . . . . . . . . . . . . .   12
SECTION 203.  Form of Reverse of Security.  . . . . . . . . . . . . . . . .   15
SECTION 204.  Form of Trustee's Certificate of Authentication.  . . . . . .   21
SECTION 205.  Securities Issuable in Global Form.   . . . . . . . . . . . .   21

                                  ARTICLE THREE
                                 THE SECURITIES

SECTION 301.  Amount Unlimited; Issuable in Series.   . . . . . . . . . . .   22
SECTION 302.  Denominations.  . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 303.  Execution, Authentication, Delivery and Dating.   . . . . . .   24
SECTION 304.  Temporary Securities.   . . . . . . . . . . . . . . . . . . .   25
SECTION 305.  Registration, Registration of Transfer and Exchange.  . . . .   26
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.   . . . . .   27
SECTION 307.  Payment of Interest; Interest Rights Preserved.   . . . . . .   28
SECTION 308.  Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . .   29
SECTION 309.  Cancellation.   . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 310.  Computation of Interest.  . . . . . . . . . . . . . . . . . .   30
SECTION 311.  CUSIP Numbers.  . . . . . . . . . . . . . . . . . . . . . . .   30

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.  . . . . . . . . . .   30
SECTION 402.  Application of Trust Money.   . . . . . . . . . . . . . . . .   31

                                  ARTICLE FIVE
                  REMEDIES OF THE TRUSTEE AND SECURITY HOLDERS
                               ON EVENT OF DEFAULT

SECTION 501.  Events of Default.  . . . . . . . . . . . . . . . . . . . . .   32
SECTION 502.  Acceleration of Maturity; Rescission and Annulment.   . . . .   34
SECTION 503.  Collection of Indebtedness and Suits for Enforcement
               by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 504.  Trustee May File Proofs of Claim.   . . . . . . . . . . . . .   36
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities.    37
SECTION 506.  Application of Money Collected.   . . . . . . . . . . . . . .   37
SECTION 507.  Limitation on Suits.  . . . . . . . . . . . . . . . . . . . .   37
SECTION 508.  Unconditional Right of Holders to Accept Principal, Premium,
               and Interest.  . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 509.  Restoration of Rights and Remedies.   . . . . . . . . . . . .   38
SECTION 510.  Rights and Remedies Cumulative.   . . . . . . . . . . . . . .   39
SECTION 511.  Delay or Omission Not Waiver.   . . . . . . . . . . . . . . .   39
SECTION 512.  Control by Holders.   . . . . . . . . . . . . . . . . . . . .   39
SECTION 513.  Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . .   39
SECTION 514.  Undertaking for Costs.  . . . . . . . . . . . . . . . . . . .   40

                                   ARTICLE SIX
                                   THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities   . . . . . . . . . . . .   40
SECTION 602.  Notice of Defaults.   . . . . . . . . . . . . . . . . . . . .   42
SECTION 603.  Certain Rights of Trustee.  . . . . . . . . . . . . . . . . .   42
SECTION 604.  Not Responsible for Recitals or Issuance of Securities.   . .   43
SECTION 605.  May Hold Securities.  . . . . . . . . . . . . . . . . . . . .   43
SECTION 606.  Money Held in Trust.  . . . . . . . . . . . . . . . . . . . .   43
SECTION 607.  Compensation and Reimbursement.   . . . . . . . . . . . . . .   44
SECTION 608.  Disqualification; Conflicting Interests.  . . . . . . . . . .   44
SECTION 609.  Corporate Trustee Required; Eligibility.  . . . . . . . . . .   45
SECTION 610.  Resignation and Removal; Appointment of Successor.  . . . . .   45
SECTION 611.  Acceptance of Appointment by Successor.   . . . . . . . . . .   46
SECTION 612.  Merger, Conversion, Consolidation or Succession to
               Business.  . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 613.  Preferential Collection of Claims Against Company.  . . . . .   48
SECTION 614.  Appointment of Authenticating Agent.  . . . . . . . . . . . .   52

                                  ARTICLE SEVEN
                HOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.  .   54
SECTION 702.  Preservation of Information; Communications to Holders.   . .   54
SECTION 703.  Reports by Trustee.   . . . . . . . . . . . . . . . . . . . .   55
SECTION 704.  Reports by the Company.   . . . . . . . . . . . . . . . . . .   57

                                 ARTICLE EIGHT
                         CONSOLIDATION, MERGER AND SALE

SECTION 801.  Company May Consolidate, Etc., On Certain Terms.  . . . . . .   57
SECTION 802.  Successor Corporation to be Substituted.  . . . . . . . . . .   58
SECTION 803.  Opinion of Counsel and Officers' Certificate to be Given
               Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . .   59

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.   . . . .   59
SECTION 902.  Supplemental Indentures with Consent of Holders.  . . . . . .   60
SECTION 903.  Execution of Supplemental Indentures.   . . . . . . . . . . .   61
SECTION 904.  Effect of Supplemental Indentures.  . . . . . . . . . . . . .   62
SECTION 905.  Conformity with Trust Indenture Act.  . . . . . . . . . . . .   62
SECTION 906.  Reference in Securities to Supplemental Indentures.   . . . .   62

                                   ARTICLE TEN
                       PARTICULAR COVENANTS OF THE COMPANY

SECTION 1001. Payment of Principal, Premium and Interest.   . . . . . . . .   62
SECTION 1002. Offices for Notices and Payments.   . . . . . . . . . . . . .   63
SECTION 1003. Incurrence of Layered Indebtedness.   . . . . . . . . . . . .   63
SECTION 1004. Appointments to Fill Vacancies in Trustee's Office.   . . . .   63
SECTION 1005. Provision as to Paying Agent.   . . . . . . . . . . . . . . .   63
SECTION 1006. Certificate to Trustee.   . . . . . . . . . . . . . . . . . .   65
SECTION 1007. Waiver of Certain Covenants.  . . . . . . . . . . . . . . . .   65

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article  . . . . . . . . . . . . . . . . . .   65
SECTION 1102. Election to Redeem; Notice to Trustee.  . . . . . . . . . . .   65
SECTION 1103. Selection by Trustee of Securities to be Redeemed.  . . . . .   66
SECTION 1104. Notice of Redemption.   . . . . . . . . . . . . . . . . . . .   66
SECTION 1105. Deposit of Redemption Price.  . . . . . . . . . . . . . . . .   67
SECTION 1106. Securities Payable on Redemption Date.  . . . . . . . . . . .   67
SECTION 1107. Securities Redeemed in Part.  . . . . . . . . . . . . . . . .   68

                                 ARTICLE TWELVE
                                  SINKING FUNDS

SECTION 1201. Applicability of Article.   . . . . . . . . . . . . . . . . .   68
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.  . . .   68
SECTION 1203. Redemption of Securities for Sinking Fund.  . . . . . . . . .   69

                                ARTICLE THIRTEEN
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 1301. Liability Solely Corporate.   . . . . . . . . . . . . . . . .   69


                                ARTICLE FOURTEEN
                                   DEFEASANCE

SECTION 1401. Applicability of Article.   . . . . . . . . . . . . . . . . .   70
SECTION 1402. Defeasance Upon Deposit of Moneys or U.S. Government
               Obligations.   . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 1403. Survival of Company's Obligations.  . . . . . . . . . . . . .   71
SECTION 1404. Application of Trust Money.   . . . . . . . . . . . . . . . .   71
SECTION 1405. Repayment to Company.   . . . . . . . . . . . . . . . . . . .   71
SECTION 1406. Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . .   72

                                 ARTICLE FIFTEEN
                           SUBORDINATION OF SECURITIES

SECTION 1501. Agreement of Subordination.   . . . . . . . . . . . . . . . .   72
SECTION 1502. Payments to Securityholders.    . . . . . . . . . . . . . . .   72
SECTION 1503. Subrogation of Securities.    . . . . . . . . . . . . . . . .   74
SECTION 1504. Authorization by Securityholders.   . . . . . . . . . . . . .   75
SECTION 1505. Notice to Trustee.    . . . . . . . . . . . . . . . . . . . .   75
SECTION 1506. Trustee's Relation to Senior Debt.  . . . . . . . . . . . . .   76
SECTION 1507. No Impairment of Subordination.   . . . . . . . . . . . . . .   77
SECTION 1508. Acceleration of Payment of Securities.  . . . . . . . . . . .   77

                                 ARTICLE SIXTEEN
                            MISCELLANEOUS PROVISIONS

SECTION 1601. Provisions Binding on Company's Successors.   . . . . . . . .   77
SECTION 1602. Official Acts by Successor.   . . . . . . . . . . . . . . . .   78
SECTION 1603. Addresses for Notices, etc.   . . . . . . . . . . . . . . . .   78
SECTION 1604. Evidence of Compliance with Conditions Precedent;
               Certificates to Trustee.   . . . . . . . . . . . . . . . . .   78
SECTION 1605. Third Party Beneficiaries   . . . . . . . . . . . . . . . . .   78
SECTION 1606. Execution in Counterparts.    . . . . . . . . . . . . . . . .   79

       INDENTURE, dated as of ________________ between Oryx Energy Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 13155 Noel Road, Dallas, Texas 75240-5067 and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

       The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

       All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

       NOW, THEREFORE, THIS INDENTURE WITNESSETH:

       For and in consideration of the premises and the purchase of the Securities by Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of Securities of any series, as follows:

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions.

       For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

              (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

              (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

       Certain terms, used principally in Articles Six and Ten are defined in those Articles.

       "Act", when used with respect to any Holder, has the meaning specified in Section 104.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Authenticating Agent" has the meaning specified in Section 614.

       "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. As used in this Indenture, reference to action taken pursuant to a Board Resolution shall include all action taken by an officer of the Company which has been duly authorized by the Board of Directors to take such action.

       "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

       "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

       "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and attested by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

       "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is located at One State Street, 11th floor, New York, New York 10004.

       "Corporation" includes corporations, associations, companies and business trusts.

       "Defaulted Interest" has the meaning specified in Section 307.

       "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to
Section 301.

       "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

       "Event of Default" has the meaning specified in Section 501.

       "Global Security" means a Security evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository.

       "Holder" means a Person in whose name a Security is registered in the Security Register.

       "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

       "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

       "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

       "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the Option of the Holder or otherwise.

       "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President and by the Comptroller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

       "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be satisfactory to the Trustee.

       "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

       "Oryx U.K. Energy" means Oryx U.K. Energy Company, a Delaware corporation and wholly owned subsidiary of the Company.

       "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                     (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                     (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Securities have performed any Act hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

       "Partnership" means Sun Energy Partners, L.P., a Delaware limited partnership.

       "Paying Agent" means any person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

       "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

       "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified by
Section 301.

       "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

       "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or Pursuant to this Indenture.

       "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

       "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

       "Representative" means, with respect to any Senior Debt, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Senior Debt.

       "Responsible Officer", when used with respect to the Trustee, means the Chairman and Vice-Chairman of the Board of Directors, the President, any Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

       "Restricted Property" means, with respect to the Securities of any series, any interest owned by the Company or a Subsidiary on the date of original issuance of the Securities of such series in property situated in the United States (both onshore and offshore) classified by such owner as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities as of the date of original issuance of the Securities of such series and any shares of capital stock or indebtedness of a Restricted Subsidiary.

       "Restricted Subsidiary" means any Subsidiary which owns Restricted Property.

       "Security" has the meaning stated in the first recital of this Indenture and more particularly means any Security authenticated and delivered under this Indenture.

       "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

       "Senior Debt" will be defined to mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed: (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof) and indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money; (b) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles; (c) all indebtedness of others of the kinds described in the preceding clause (a) and all lease obligations of others of the kind described in the preceding clause (b) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; (d) all obligations of the Company with respect to letters of credit issued in connection with indebtedness of others of the kind described in the preceding clause (a) or leased obligations of the kind described in the preceding clause (b); and (e) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (c), all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (b) and (c) and all renewals or extensions of obligations with respect to letters of credit of the kind described in the preceding clause (d); unless, in the case of any particular indebtedness, lease obligation, renewal, extension, refunding or obligations with respect to letters of credit, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, obligation, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Securities. Senior Debt with respect to the Securities shall not include any
obligations on account of the Company's    7 1/2% Convertible Subordinated
Debentures Due 2014 or the Company's Subordinated Debt Securities as to which the Securities are "Senior Debt" (as defined in the indenture pursuant to which the Company's 7 1/2% Convertible Subordinated Debentures Due 2014 have been issued and the indenture pursuant to which the Company's Subordinated Debt Securities have been issued, respectively).

       "SOLP" means Sun Operating Limited Partnership, a Delaware limited partnership.

       "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

       "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

       "Stockholders' Equity" means the aggregate of (however designated) capital, capital stock, capital surplus, capital in excess of par value of stock, earned surplus and net income retained for use in the business, after deducting the cost of the shares of stock the Company held in its treasury.

       "Subsidiary" means any Corporation, partnership or other entity in which the Company directly or indirectly (i) owns or controls a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any other class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) in the case of an entity which does not have a board of directors (or other body fulfilling a substantially similar function) has the authority to control the policies of such entity (including any partnership as to which the Company or a Subsidiary is a managing general partner).

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Trustee" shall mean such successor Trustee who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

       "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 904.

       "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102.  Compliance Certificates and Opinions.

       Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Trustee.

       In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

       Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

       Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders.

       (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

       (c) The ownership of Securities shall be conclusively proved by the Security Register.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect to anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

       (e) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those persons who were Holders at such record date (or their duly appointed agents), and only those persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such persons continue to be Holders after such record date. No such instrument shall be valid or effective for more than 90 days after such record date.

SECTION 105.  Notices, Etc., to Trustee and Company.

       Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

       Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

       In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Conflict with Trust Indenture Act.

       If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 108.  Effect of Headings and Table of Contents.

       The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 109.  Successors and Assigns.

       All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

       In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

       Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto, any paying agent, any Security registrar and their successors hereunder, the holders of Securities and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

       THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

SECTION 113.  Legal Holidays.

       In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue (or the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if such payment is made or duly provided for on such next succeeding Business Day.

SECTION 114.  No Security Interest Created.

       Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.

                                  ARTICLE TWO
                                 SECURITY FORMS

SECTION 201.  Forms Generally.

       The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

       The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

       The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.  Form of Face of Security.

       (If the Security is an Original Issue Discount Security, insert -- FOR PURPOSES OF SECTION 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986,
THE ISSUE DATE IS         , 19  , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS
$____________ PER $____________ OF PRINCIPAL, THE YIELD TO MATURITY IS
%, AND (THERE WAS NO INITIAL SHORT ACCRUAL PERIOD) (THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ALLOCATED TO THE INITIAL SHORT ACCRUAL PERIOD FROM
, 19 TO        , 19   IS $____________ PER $____________  PRINCIPAL AND THE
METHOD WAS USED TO DETERMINE THIS AMOUNT).)

                              ORYX ENERGY COMPANY


No. ___________                                            $____________________

       ORYX ENERGY COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to                             , or registered
assigns, the principal sum of                            DOLLARS on
       (If the Security is to bear interest prior to Maturity, insert --, and
to pay interest thereon from           or from the most recent Interest Payment
Date to which interest has been paid or duly provided for, semi-annually on and
in each year, commencing                 , at the rate of            % per
annum, until the principal hereof is paid or made available for payment (If applicable insert --, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of % per annum on any overdue principal and premium and on any overdue installment of interest). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture).

(If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on
demand.   Any such interest on any overdue principal that is not so paid on
demand shall bear interest at the rate of    % per annum (to the extent that
the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.)

       Payment of the principal of (and premium, if any) and (if applicable, insert -- any such) interest on this Security will be made at the office or agency of the Company maintained for that purpose in , or at such other locations as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (if applicable, insert --;

provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.)

       Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers under its corporate seal.



Dated:

                                   ORYX ENERGY COMPANY


                                   By______________________________

Attest:

___________________________

SECTION 203.  Form of Reverse of Security.

       This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________ __, 1996 (herein called the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $_____________.

       The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

       (If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (if applicable, insert -
- (1) on          in any year commencing with the year            and ending
with the year         through operation of the sinking fund for this series at
a Redemption Price equal to 100% of the principal amount, and (2)) at any time
(on or after           , 19  ), as a whole or in part, at the election of the
Company, (if applicable insert -- at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed (on or before (date)
, %, and if redeemed) during the 12-month period beginning of the years indicated.

       Redemption           Redemption
Year     Price       Year     Price
----   ----------    ----   ----------

and thereafter) at a Redemption Price equal to % of the principal amount, together in the case of any such redemption (if applicable, insert -- (whether through operation of the sinking fund or otherwise)) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates, all as provided in the Indenture.)

       (If applicable, insert -- The Securities of this series are subject to
redemption upon not less thin 30 days' notice by mail, (1) on          in any
year commencing with the year         and ending with the year through
operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time (on or
after           ), as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in
the table below: If redeemed during the 12-month period beginning            of
the years indicated.

       Redemption Price
        For Redemption       Redemption Price For
       Through Operation     Redemption Otherwise
             of the         Than Through Operation
Year     Sinking Fund        of the Sinking Fund
----   -----------------    ----------------------





and thereafter at a Redemption Price equal to    % of the principal amount,
together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.)

       (Notwithstanding the foregoing, the Company may not, prior to redeem any Securities of this series as contemplated by (Clause (2) of) the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted accounting practice) of less
than          % per annum).

       (The sinking fund for this series provides for the redemption on in each
year beginning with the year        and ending with the year        of (not
less than) $____________ ("mandatory sinking fund") and not more than $____________ aggregate principal amount of Securities of this series. (Securities of this series acquired or redeemed by the Company otherwise than through (mandatory) sinking fund payments may be credited against subsequent (mandatory) sinking fund payments otherwise required to be made in the inverse order in which they become due.)

       In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

       (If applicable, insert - Except as described in the following paragraph, the Securities are not redeemable by the Company prior to maturity pursuant to any optional or mandatory sinking fund provisions.)

       (If applicable, insert -- The provisions of Article Fourteen of the Indenture relating to defeasance shall apply to the Securities of this series, which provisions shall for all purposes have the same effect as if set forth at this place.)

       (If the Security is not an Original Issue Discount Security. -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.)

       (If the Security is an Original Issue Discount Security. -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.)

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the

Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Securities of this series are issuable only in registered form without coupons in denominations of $____________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination (If applicable insert -- and of the same Maturity), as requested by the Holder surrendering the same.

       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Securities are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

       No recourse shall be had for the payment of the principal of (or premium, if any), or the interest on, this Security, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Security and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid.

       All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


                  (Insert assignee's soc. sec. or tax I.D. no.)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:
      -----------

Dated:               Your Signature:
                                    --------------------------------------------
                                        (sign exactly as name appears on the
                                            other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent
                     Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SECTION 204.  Form of Trustee's Certificate of Authentication.

       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee


                                   By:
                                      --------------------------------
                                           Authorized Signatory

SECTION 205. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of
Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

       The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

       Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

       Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL.

       Any Global Security issued hereunder, in addition to the provisions contained in Sections 202 and 203 hereof, shall bear a legend in substantially the following form:

              "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository."

       Unless otherwise provided as contemplated by Section 301 hereof with respect to any series of Securities, any Global Security shall provide, in addition to the provisions set forth in Sections 202 and 203 hereof and the preceding paragraph, that the Depository will not sell, assign, transfer or otherwise convey any beneficial interest in such Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series and that the Depository, by accepting such Global Security, agrees to be bound by such provision.

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Amount Unlimited; Issuable in Series.

       The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

       The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

              (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

              (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or
       1107);

              (3) the date or dates on which the principal of the Securities of the series is payable;

              (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

              (5)    the Place of Payment of the Securities of the series;

              (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

              (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

              (8) the denominations of such Securities if other than denominations of $1,000 and any integral multiple thereof;

              (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
       Section 502;

              (10) provisions, if any, for the defeasance of Securities of the series;

              (11) the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the Securities of the series shall be payable if other than the currency of the United States, which may be different for principal, premium, if any, and interest;

              (12) whether the Securities of the series shall be issued in whole or part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Securities, which Depository shall be, if then required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended; and

              (13) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

       Securities of any particular series may be issued at various times. All Securities of any one series shall be substantially identical except as to denomination, the terms of redemption, the date on which principal or any installment of principal is payable, the rate or the method of determining the rate of interest, and the date from which interest shall accrue, which, as set forth above, may be determined by the Company from time to time as to Securities of a series if so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 303) set forth in such Officers' Certificate, or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

       If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

       If all of the Securities of any series established by action taken pursuant to a Board Resolution are not issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or prior to the time of issuance of the first Securities of such series.

SECTION 302.  Denominations.

       The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by
Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

       The Securities shall be executed on behalf of the Company by its Chairman, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

       Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

       At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. To the extent authorized in a Board Resolution and set forth in an Officers' Certificate or established in or pursuant to a Board Resolution and established in one or more supplemental indentures, such Company Order may be electronically transmitted and may provide instructions as to registration of holders, principal rates of interest, maturity dates and other matters contemplated by such Board Resolution and Officers' Certificate or supplemental indenture. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section
1001) shall be fully protected in relying upon, an Opinion of Counsel stating,

              (a) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

              (b) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

              (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, entitled to the benefits of this Indenture subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

       The Trustee shall be entitled to receive such other opinions in connection with the issuance of the Securities of any series as it may reasonably request.

       If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver such Opinion of Counsel at the time of issuance of each Security, but such Opinion of Counsel, with appropriate modifications, may instead be delivered at or prior to the time of the first issuance of Securities of such series.

          Each Security shall be dated the date of its authentication.

       No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or by an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304.  Temporary Securities.

       Pending the preparation of the definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

       If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305.  Registration, Registration of Transfer and Exchange.

       The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

       Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

       At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

       All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

       Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

       No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

       The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series and tenor during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of like tenor and of the series of which such Security is a part, selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

       Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depository for such Security or its nominee only if (1) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such Depository is required to be so registered in order to act as Depository, (2) the Company executes and delivers to the Trustee a Company Order that such

Global Security shall be so exchangeable or (3) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such depository shall direct.

       Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository. Unless otherwise provided as contemplated by Section 301 hereof with respect to any series of Securities evidenced in whole or in part by a Global Security, the Depository may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities of such series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

       In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security, so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them or any agent of either of them harmless, and in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

       In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

       The Trustee may authenticate any such Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize, the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as they may require to save them or any agent of either of them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

       Every substituted Security issued pursuant to the provisions of this
Section 306 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

       Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Payment of interest on the Securities of any series that bears interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

       Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

              (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.  Persons Deemed Owners.

       Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

       Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.

SECTION 309.  Cancellation.

       All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment or against the requirements of Section 1004(b) shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. All Securities held by the Trustee pending such cancellation shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided by this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.  Computation of Interest.

       Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

SECTION 311.  CUSIP Numbers.

       The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to holders of Securities; provided that any such notice shall state that no representation is made as to the correctness or accuracy of the CUSIP numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.

       This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon receipt of a Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

              (1)    either

                     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1005) have been delivered to the Trustee for cancellation; or

                     (B) all such Securities not theretofore delivered to the Trustee for cancellation

                            (i)    have become due and payable, or

                            (ii) will become due and payable at their Stated Maturity within one year, or

                            (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

              (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

       Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and Section 1005(e) shall survive.

SECTION 402.  Application of Trust Money.

       Subject to the provisions of Article Fifteen and Section 1005(e), all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                  REMEDIES OF THE TRUSTEE AND SECURITY HOLDERS
                              ON EVENT OF DEFAULT

SECTION 501.  Events of Default.

       "Event of Default" wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by Operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) default in the payment of any installment of interest upon any Security of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

              (b) default in the payment of the principal of or premium, if any, on any Security of that series as and when the same shall become due and payable either at maturity, upon redemption, by delaration or otherwise; or

              (c) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

              (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in any series of Securities or in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere included in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) continued for a period of 90 days after the date on which written notice of such failure, by registered or certified mail, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of that series; provided, however, that such a default or breach shall not be an Event of Default if it cannot with due diligence be cured within such 90-day period due to causes beyond the control of the Company, unless the Company fails to proceed promptly to cure the same and thereafter prosecute the curing of such default or breach with diligence and continuity. In the event that such default or breach cannot be cured within such 90-day period, before the expiration of such 90-day period the Company shall furnish an Officers' Certificate to the Trustee to the effect that such default or breach cannot with due diligence be cured within such 90-day period due to causes beyond the control of the Company and that the Company has not failed to proceed promptly to cure the same. Thereafter, from time to time at the request of the Trustee, the Company shall furnish an Officers' Certificate to the effect that the Company is prosecuting the curing of such default or breach with diligence and continuity; or

              (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) or under any mortgage, under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming, or being declared, due and payable prior to the date on which the same would otherwise have become due and payable, if the amount of such indebtedness which shall have matured or shall have become accelerated as a result of such default is in excess of $10,000,000 and such acceleration shall not be rescinded or annulled within 30 days after written notice thereof shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default", hereunder; provided, however, that if, prior to a declaration of acceleration of the maturity of the Securities of that series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 503, such default under such bond, debenture, note, other evidence of indebtedness or mortgage shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee of any of the Holders of Securities; and provided further that, subject to the provisions of Sections 601 and 602, the Trustee shall not be charged with knowledge of any such default unless either (a) a Responsible Officer of the Trustee assigned to its corporate trust department shall, as such officer, have actual knowledge of such default or (b) the Trustee shall have received written notice from the Company, any Holder, or the holder of any such indebtedness or from the trustee under any such bond, debenture, note, other evidence of indebtedness or mortgage; or

              (f) if the Company, the Partnership, SOLP or Oryx U.K. Energy shall institute proceedings to be adjudicated a bankrupt or insolvent or for an order for relief under the Federal Bankruptcy Code, or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall file a petition or answer or consent seeking relief under the Federal Bankruptcy Act, the Federal Bankruptcy Code, or Title 11 of the United States Code, as now constituted or as amended, or any other applicable Federal or state bankruptcy or other similar law, or shall consent to the institution of proceedings thereunder or to the filing of any such petition, or shall consent to the appointment or taking possession of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of it or of all or a major part of its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or Oryx U.K. Energy, or partnership action by the Partnership or SOLP, in furtherance of any such action; or

              (g) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company, the Partnership, SOLP or Oryx U.K. Energy, or adjudging the Company, the Partnership, SOLP or Oryx U.K. Energy a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, the Partnership, SOLP or Oryx U.K. Energy under the Federal Bankruptcy Act, the Federal Bankruptcy Code, or Title 11 of the United States Code, as now constituted or as amended or any other applicable Federal or state bankruptcy or other similar law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or the entry of a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or custodian or assignee in bankruptcy or insolvency of the Company, the Partnership, SOLP or Oryx U.K. Energy or of all or a major part of the property of the Company, the Partnership, SOLP or Oryx U.K. Energy or for the winding up or liquidation of the affairs of any of them and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

              (h) any other Event of Default provided with respect to Securities of that series.

       Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 501 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be at the close of business on the day the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 10% in principal amount of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be canceled and of no further effect.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

       If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing, by certified or registered mail, to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Securities of such series shall terminate.

       At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

              (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (A) all overdue interest on all Securities of that series;

                     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

                     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

                     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

       and

              (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

       No such rescission shall affect any subsequent default or impair any right consequent thereon.

       Upon receipt by the Trustee of any written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission or annulment thereof, as the case may be, which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 502.

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

       The Company covenants that if

              (1) default is made in the payment of any interest on any Security of a particular series when such interest becomes due and payable and such default continues for a period of 30 days, or

              (2) default is made in the payment of the principal of (or premium, if any, on) any Security of a particular series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities of a particular series, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

       If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

       If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of a particular series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation of the Trustee, its agents and its counsel) and of the Holders allowed in such judicial proceeding, and

              (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 other than any such compensation, expenses, disbursements or advances which are attributable to the Trustee's negligence or bad faith.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  Trustee May Enforce Claims Without Possession of Securities.

       All rights of action and claims under this Indenture or the Securities of a particular series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

       Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST:   To the payment of all amounts due the Trustee and any
       predecessor trustee under Section 607;

              SECOND: Subject to the provisions of Article Fifteen, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities of a particular series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Securities of such series for principal (and premium, if any) and interest, respectively; and

              THIRD: Subject to the provisions of Article Fifteen, to the payment of the remainder, if any, to whomsoever may be lawfully entitled thereto, or as a court of competent jurisdiction may direct.

       The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to Holders under this Section 506.

SECTION 507.         Limitation on Suits.

       No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

              (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

              (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended, and being expressly covenanted by the Holder and the Trustee, that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Accept Principal, Premium, and Interest.

       Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

       If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

       Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.         Delay or Omission Not Waiver.

       No delay or omission of the Trustee or of any Holder of any Securities of a particular series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default of such series or any other series or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.

       The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

              (1) such direction shall not be in conflict with any rule of law or with this Indenture,

              (2) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

              (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

       Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice. whether or not such Holders remain Holders after such record date; provided, that unless Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

SECTION 513.  Waiver of Past Defaults.

       The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

              (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

              (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

       Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.         Undertaking for Costs.

       All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities

       (a) With respect to Securities of any series, except during the continuance of an Event of Default with respect to the Securities of such series,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

       (b) With respect to Securities of any series, in case an Event of Default with respect to the Securities of such series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

              (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series, determined as provided in and subject to Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

              (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

       Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.  Certain Rights of Trustee.

       Except as otherwise provided in Section 601:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

              (c) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

              (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of any series; provided, however; that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to the Trustee against such costs, expenses or liabilities as a condition to so proceeding;

              (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

              (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter is to be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

SECTION 604.  Not Responsible for Recitals or Issuance of Securities.

       The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any Securities or the proceeds thereof.

SECTION 605.  May Hold Securities.

       The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would had if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.  Money Held in Trust.

       Subject to the provisions of Section 1404, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  Compensation and Reimbursement.

       The Company agrees

              (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (3) to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or any predecessor Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

       As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities of a particular series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on such Securities.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(e) or (f) occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

       The Company's obligation to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances pursuant to the provisions of this Section 607 shall not be subordinate to the payment of Senior Debt pursuant to Article Fifteen.

SECTION 608.  Disqualification; Conflicting Interests.

       The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

SECTION 609.  Corporate Trustee Required; Eligibility.

       There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and additional paid-in capital and retained earnings of at least $75,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at lease annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and additional paid-in capital and retained earnings of such corporation shall be deemed to be its combined capital and additional paid-in capital and retained earnings as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

       (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

       (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

       (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

       (d)    If at any time:

              (1) the Trustee shall fail to comply with Section 608(a) with respect to Securities of any series after written request therefore by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

              (3) the Trustee shall become incapable of acting with respect to Securities of any series or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

       (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such Successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such a series.

       (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addressees appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

       (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trust and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

       (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such Successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee upon payment of its charges shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

       (c) Upon request of any such successor Trustee the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

       (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

       Any corporation into which the trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  Preferential Collection of Claims Against Company.

       If any when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.  Appointment of Authenticating Agent.

       As long as any Securities of a series remain Outstanding, upon a Company Request, there shall be an authenticating agent (the "Authenticating Agent") appointed, for such period as the Company shall elect, by the Trustee for such series of Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Securities for which it is serving as Trustee. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee for such series or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent except that only the Trustee may authenticate Securities upon original issuance and pursuant to Section 306 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporation trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

       Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

       Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the Provisions of this Section with respect to one or more of all series of Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of the Securities of such series in the manner and to the extent provided in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder with like effect as if originally named as Authenticating Agent herein. The Trustee for the Securities of such series agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 607. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such without negligence or misconduct on its part at the direction of the Trustee for such series.

       If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture:

Dated:
                                   By:     IBJ SCHRODER BANK & TRUST COMPANY,
                                                  as Trustee


                                   By:                                     ,
                                           --------------------------------
                                                  As Authenticating Agent


                                   By:                                     ,
                                           --------------------------------
                                                   Authorized Signatory

                                 ARTICLE SEVEN

                HOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

       The Company will furnish or cause to be furnished to the Trustee with respect to Securities of each series

              (1) semi-annually, not more than 15 days after the Regular Record Date for the payment of interest in respect of the Securities of such series, and on dates to be determined pursuant to Section 301 with respect to Securities of any series which do not bear interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such Series as of a date not more than 15 days prior to the time such information is furnished, and

              (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that so long as the Trustee is the Security Registrar, the Company will not be required to furnish such list.

SECTION 702.  Preservation of Information; Communications to Holders.

       (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

       (b) If three or more Holders (herein referred to as ("applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

              (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

              (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

       If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for bearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

       (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(b).

SECTION 703.  Reports by Trustee.

       (a) Within 60 days after September 15 of each year commencing with the year 1998, the Trustee shall transmit by mail to all Holders of Securities of any series such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.

       (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities of such series are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704.  Reports by the Company.

       The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as amy be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                 ARTICLE EIGHT

                         CONSOLIDATION, MERGER AND SALE


SECTION 801.  Company May Consolidate, Etc., On Certain Terms.

       Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same: provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale or conveyance of or by the Company, other than a consolidation or merger in which the Company is the continuing corporation, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property.

SECTION 802.  Successor Corporation to be Substituted.

       In case of any consolidation, merger, sale or conveyance of or by the Company referred to in Section 801 and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and in the event of any such sale or conveyance, the Company (which term shall for this purpose mean the corporation named as the "Company" in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 801) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

       In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.




SECTION 803.  Opinion of Counsel and Officers' Certificate to be Given Trustee.

       The Trustee, subject to Sections 601 and 602, shall receive an Opinion of Counsel and Officers Certificate as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES


SECTION 901.  Supplemental Indentures Without Consent of Holders.

       Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes.

              (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, or

              (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

              (3)    to add any additional Events of Default; or

              (4) to add to, change or eliminate any of the provisions of this Indenture, in respect of one or more series of Securities, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

              (5) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

              (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

              (7) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

              (8) to add to, change or eliminate any of the provisions of Article Fifteen in respect of one or more series of Securities, including Outstanding Securities, provided that any such addition, change, or elimination shall not adversely affect the interests of Outstanding Securities of any series in any material respect;

              (9) subject to Article Fifteen, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities, any property or assets; or

              (10) to provide for uncertificated Securities in addition to or in place of Certificated Securities.

       SECTION 902.  Supplemental Indentures with Consent of Holders.

       With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

              (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

              (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

              (3) modify any of the provisions of this Section or Section 513 or 1007 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(7); or

              (4) modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders of the Securities.

              (5) make any change in Section 508 or in the foregoing amendment and waiver provisions, or modify the percentage mentioned in
       Section 513.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

       It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

       In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

       In connection with any amendment or supplement authorized pursuant to this Article, the Trustee may receive, at its request, an Officers' Certificate to the effect that no Event of Default will result from the execution thereof, which Officers' Certificate, together with the Opinion of Counsel referred to in the immediately preceding sentence, will serve as conclusive evidence that any amendment or supplement executed pursuant to this Article complies with the applicable provisions of this Indenture.

       In the case of any supplemental indenture which establishes the form or terms of Securities of any series as permitted by Sections 201 or 301, the Opinion of Counsel shall further state that (a) the terms of such Securities have been established in conformity with the provisions of this Indenture; (b) the supplemental indenture and this Indenture as modified thereby each constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; (c) the Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles and (d) such other matters as the Trustee may reasonably request.

SECTION 904.  Effect of Supplemental Indentures.

       Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this

Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust Indenture Act.

       Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.  Reference in Securities to Supplemental Indentures.

       Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                  ARTICLE TEN

                      PARTICULAR COVENANTS OF THE COMPANY

SECTION 1001.  Payment of Principal, Premium and Interest.

       The Company covenants and agrees that it will duly and punctually pay or cause to be paid, for the benefit of the Holders of each series of Securities, the principal of and premium, if any, and interest on Securities of that series in accordance with the terms of the Securities and this Indenture at the time and place and in the manner provided in the Securities only to or upon the written order of the registered holders thereof determined, in the case of interest payments, as provided in Sections 305 and 307. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto.

SECTION 1002.  Offices for Notices and Payments.

       The Company covenants and agrees that, so long as any of the Securities remain outstanding, it will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, where the Securities may be presented for registration of transfer or exchange as in this indenture provided and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee.

SECTION 1003.  Incurrence of Layered Indebtedness.

       The Company will not incur any indebtedness which is subordinated or junior in right of payment to any Senior Debt unless such indebtedness constitutes indebtedness which is junior to, or pari passu with, the Securities in right of payment.

SECTION 1004.  Appointments to Fill Vacancies in Trustee's Office.

       The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 610(a) successor Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 1005.  Provision as to Paying Agent.

       (a) If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1005;

              (l) that it will hold all sums held by it as such Paying Agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities

              (2) that it will give the Trustee notice of any default by the Company (or by any other obligor on the Securities) in the making of any payment of the principal of and premium, if any, or interest on the Securities when the same shall be due and payable; and

              (3) that at any time during the continuance of any such default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of and premium, if any, or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay such principal and premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities, and (unless such Paying Agent is the Trustee) the Company will notify the Trustee of its action or failure so to act.

       (b) If the Company shall act as its own paying agent, it will on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal and premium, if any or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

       (c) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

       (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to Sections 401 and 402.

       (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remained unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1006.  Certificate to Trustee.

       The Company will deliver to the Trustee on or before April 30 in each year (beginning with ____) an Officers' Certificate stating whether or not to the best knowledge of the Signers thereof the Company is in default in the performance or Observance of any of the terms and provisions of this Article Ten and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signers have knowledge.

SECTION 1007.  Waiver of Certain Covenants.

       The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 801, with respect to the Securities of any series if before the time for such compliance the Holders of at least 66 2/3% in principal amount of the Outstanding

Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  Applicability of Article.

       Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.  Election to Redeem; Notice to Trustee.

       The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.


SECTION 1103.  Selection by Trustee of Securities to be Redeemed.

       If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

       The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

       If the Securities of any series to be redeemed consist of Securities having different dates on which the principal is payable or different rates of interest, or different methods by which interest may be determined or have any other different tenor or terms, then the Company may, by written notice to the Trustee, direct that the Securities of such series to be redeemed shall be selected from among the groups of such Securities having specified tenor or terms and the Trustee shall thereafter select the particular Securities to be redeemed in the manner set forth in the preceding paragraph from among the group of such Securities so specified.

       For all purpose of this Indenture, unless the content otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.  Notice of Redemption.

       Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

       All notices of redemption shall state:

              (1)    the Redemption Date,

              (2)    the Redemption Price,

              (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed.

              (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

              (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

              (6) that the redemption is for a sinking fund, if such is the case.

       Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

       Any notice of redemption that is mailed in the manner provided in this Section and Section 106 to the Holders of Securities shall be conclusively presumed to have been duly given whether or not such Holder receives such notice.

SECTION 1105.  Deposit of Redemption Price.

       On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1005) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.  Securities Payable on Redemption Date.

       Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

       If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.



SECTION 1107.  Securities Redeemed in Part.

       Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                 SINKING FUNDS

SECTION 1201.  Applicability of Article.

       The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated Section 301 for Securities of such series.

       The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

       The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or at the election of the Holders pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.


SECTION 1203.  Redemption of Securities for Sinking Fund.

       Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and stating that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

                                ARTICLE THIRTEEN

         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 1301.  Liability Solely Corporate.

       No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on any Securities, or any part thereof; or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any predecessor or successor corporation), either directly or through the Company (or any such predecessor or successor corporation), whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company (or any incorporator, stockholder, officer or director of any such predecessor or successor corporation), either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreement contained in this Indenture or in any of the Securities or to be implied here from or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of Securities; provided, however, that nothing herein or in the Securities contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of the shares of capital stock not fully paid.

                                ARTICLE FOURTEEN

                                   DEFEASANCE

SECTION 1401.  Applicability of Article.

       If, pursuant to Section 301, provision is made for the defeasance of Securities of any series, then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 301 for Securities of such series.


SECTION 1402. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

       At the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be subject to the provisions of Section 301(d) with respect to Securities of any series at any time after the applicable conditions set forth below have been satisfied:

              (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of, and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest, premium or principal are due;

              (2) if the Securities of such series are then listed on the New York Stock Exchange, and if the Company has elected to be deemed Discharged from its obligations with respect to any series of Securities pursuant to option (a) above in this paragraph, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section would not cause such Securities to be delisted; and

              (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 1402 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised, or deliver a ruling to that effect received from or published by the Internal Revenue Service.

              (4) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications to the effect that (a) the funds so deposited will not be subject to any rights of any other holders of debt of the Company; (b) the funds so deposited will not be subject to avoidance under applicable bankruptcy laws and (c) the trust resulting from the deposit does not constitute or is qualified as, a regulated investment company under the Investment Company Act of 1940.

       "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging the same).

       "U.S. Government Obligations" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

SECTION 1403.  Survival of Company's Obligations.

       Notwithstanding the satisfaction and discharge of the Indenture under Sections 1401 or 1402, the Company's obligations in Sections 304, 305, 306, 607, 906 and 1002, however, shall survive until the Securities are no longer outstanding.

SECTION 1404.  Application of Trust Money.

       The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 1401 and 1402. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities of the series as to which the Company seeks termination of its obligations.

SECTION 1405.  Repayment to Company.

       The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal (premium, if any) or interest on any Security that remains unclaimed for two years after such payment is due, unless otherwise provided by law; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remained unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. Thereafter, the Holder of such Security shall as an unsecured creditor look only to the Company for payment thereof.

SECTION 1406.  Reinstatement.

       If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 1404 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1404 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 1404.

                                ARTICLE FIFTEEN

                          SUBORDINATION OF SECURITIES

SECTION 1501.  Agreement of Subordination.

       The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Fifteen; and each Person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

       The payment of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

       No provision of this Article Fifteen shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 1502.  Payments to Securityholders.

       In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Debt continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Debt has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Securities, except sinking fund payments made by the acquisition of Securities under Section 1202 prior to the happening of such default and payments made pursuant to this Article Fifteen hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such default.

       During the continuance of any other event of default with respect to Senior Debt for which maturity may be accelerated immediately, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Senior Debt, no payment which would be prohibited if any Senior Debt has not been paid (as set out in the immediately preceding paragraph) may be made by or on behalf of the Company upon or in respect of the Securities for a period commencing on the date of receipt of such notice and ending 90 days thereafter (unless such period shall be terminated by written notice to the Trustee from such trustee or other representative or such holders); however, if the maturity of any such Senior Debt is not accelerated within 90 days following the due date of payments prevented by such event of default and notice, the Company may resume payments on the Securities.

       In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraphs of this Section 1502, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Debt that such prohibited payment has been made, the holders of the Senior Debt (or their representative or representatives or a trustee) notify the Trustee of the amounts then due and owing on the Senior Debt, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Debt.

       Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution-or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Securities (except payments made pursuant to Article Four hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled, except for the provisions of this Article Fifteen, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the Securities or to the Trustee.

       In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Securities before all Senior Debt is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

       For purposes of this Article Fifteen, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Fifteen with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1502 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof. Nothing in this Section 1502 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 607.

SECTION 1503.  Subrogation of Securities.

       Subject to the payment in full of all Senior Debt, the rights of the holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article Fifteen, and no payment over pursuant to the provisions of this Article Fifteen, to or for the benefit of the holders of Senior Debt by holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

       Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

       Upon any payment or distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 601, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

SECTION 1504.  Authorization by Securityholders.

       Each holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1505.  Notice to Trustee.

        The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Debt or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three business days prior to the date upon which by the terms hereof any such monies may become due and payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 1505, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

       Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Securityholders of monies in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article Eleven or Section 401 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

       The Trustee, subject to the provisions of Section 601, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1506. Trustee's Relation to Senior Debt.

       The Trustee, in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

       With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article

Fifteen, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 601, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article Fifteen or otherwise.

SECTION 1507.  No Impairment of Subordination.

       No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

       Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1508.  Acceleration of Payment of Securities.

       If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may not pay the Securities until 30 days after the acceleration occurs (if any Senior Debt remains outstanding) and thereafter may pay the Securities only if this Indenture otherwise permits the payment at that time.

                                ARTICLE SIXTEEN
                            MISCELLANEOUS PROVISIONS

SECTION 1601.  Provisions Binding on Company's Successors.

       All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 1602.  Official Acts by Successor.

       Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 1603.  Addresses for Notices, etc.

       Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on the company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Oryx Energy Company, 13155 Noel Road, Dallas, Texas 75240-5067. Attention: Treasurer.
Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at IBJ Schroder Bank & Trust Company, One State Street, 11th Floor, New York, NY 10004, Attention:
Corporate Trust Administration.

SECTION 1604. Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

       Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

       Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 1605.  Third Party Beneficiaries

       Holders of Senior Debt of the Company are third party beneficiaries of, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

SECTION 1606.  Execution in Counterparts.

       This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(SEAL)                             ORYX ENERGY COMPANY


                                   By:
                                           ---------------------------------
                                           Name:
                                           Title:

Attest:



By:
       -----------------------------
       Name:
       Title:

                                   IBJ SCHRODER BANK & TRUST COMPANY
(SEAL)                                     As Trustee




                                   By:
                                           ---------------------------------
                                           Name:
                                           Title:





Attest:

By:
       --------------------------------
       Name:
       Title:  Assistant Secretary

STATE OF TEXAS       )
COUNTY OF DALLAS     )ss.:

       On the      day of          , 1996, before me personally came
_______________________, to me known, who, being by me duly sworn, did depose and say that he is ________________________ ORYX ENERGY COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                   --------------------------------------
                                   Notary Public, State of Texas
(NOTARIAL SEAL)                    My Commission Expires





STATE OF NEW YORK    )
COUNTY OF NEW YORK   )   ss.:

       On the      day of          , 1996, before me personally came
____________________ to me known, who, being by me duly sworn, did depose and
say that he is a Vice President of                     , one of the
corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                   ------------------------------
                                   Notary Public, State of New York
                                   No.
                                   Qualified in Queens County
                                           Certificate filed in New York County
                                             Commission Expires
(NOTARIAL SEAL)





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